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                                                                                                                             Item 1
ICICI Limited

AUDITED FINANCIAL RESULTS FOR THE PERIOD ENDED SEPTEMBER 30, 2000

                                                                                                                   (Rs. inMillion)
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                                                       QUARTER          QUARTER        HALF-YEAR       HALF-YEAR         YEAR
                                                        ENDED            ENDED           ENDED           ENDED           ENDED
                                                    SEP. 30, 2000    SEP. 30, 1999   SEP. 30, 2000   SEP. 30, 1999   MAR. 31, 2000
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
1      Net sales /income from operations                  21,727.8        20,475.4        43,022.1        40,285.1         84,049.1
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2      Other income                                          150.7            74.4           310.4           110.5            544.8
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3      Total Expenditure(excluding Staff Cost)             1,600.3         1,431.9         3,305.9         2,733.7          6,568.3
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4      Staff Cost                                            242.4           168.2           499.4           372.3            708.6
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5      Interest  (including interest tax and
       Expenses on Borrowings)                            16,293.1        15,042.3        31,659.6        29,547.8         60,055.6
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6      Depreciation                                          973.5           809.2         1,963.7         1,754.9          3,983.9
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7      Profit before tax                                   2,769.2         3,098.2         5,903.9         5,986.9         13,277.5
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8      Provision for taxation                                230.0           320.0           490.0           590.0          1,220.0
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9      Net Profit after tax                                2,539.2         2,778.2         5,413.9         5,396.9         12,057.5
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10     SEBI adjustments relating to change in
       accounting policies for corresponding
       previous periods                                          -               -               -               -                -
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11     Adjusted Profit after taxation                      2,539.2         2,778.2         5,413.9         5,396.9         12,057.5
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12     Profit after tax reported earlier                   2,539.2         2,778.2         5,413.9         5,396.9         12,057.5
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13     Adjustments relating to earlier years/
       change in accounting policies                             -           411.3               -           411.3            405.4
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14     Taxation earlier years                                                                    -               -             36.7
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15     Profit for the period                               2,539.2         3,189.5         5,413.9         5,808.2         12,499.6
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16     Paid up Equity Share Capital                        7,845.3         7,438.3         7,845.3         7,438.3          7,830.6
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       Including Equity Share Capital Suspense
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17     Reserves excluding Revaluation  Reserves           77,737.0        68,399.5        77,737.0        68,399.5         72,394.7
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18     Earning Per Share (Rs) @                                3.2             3.2             6.8             6.2             14.0
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@ EPS for all periods has been calculated based on 785 million shares outstanding.

During the half-year ended September 30, 2000 the following companies have become subsidiaries of ICICI Limited:

Name of the Subsidiary                                     Date of becoming subsidiary
-------------------------------                            ---------------------------
1.   Traveljini.com (P) Limited                            May 11, 2000
2.   ICICI ePayments Limited                               April 10, 2000
3.   Cafe Network Limited                                  July 20, 2000
4.   ICICI Prudential Life Insurance Company Limited       July 20, 2000
5.   Billjunction Payment Limited                          September 8, 2000
6.   ICICI Eco-Net Limited                                 September 25, 2000

The above results were taken on record by the Board of Directors of the Company at its meeting held on October 20, 2000.

For further investor queries:

Contact: A.P Singh at 91-22-653 6262 or email at singhap@icici.com

END
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